QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.58

TRI-S SECURITY CORPORATION
MARKET STAND-OFF AGREEMENT

        WHEREAS, the undersigned ("Investor") is an investor in Tri S Security Corporation (the "Company"), having puchased shares of the capital stock of the Company or certain notes and warrants issued by the Company, which notes and or warrants are convertible into the capital stock of the Company.

        WHEREAS, the Company is in negotiations with Bathgate Capital Partners LLC (the "Underwriter") as representative of various underwriters in connection with a proposed firm commitment uderwritten public offering of Units containg shares of the Company's common stock and Redeemable Stock Purchase Warrants (the "Firm Commitment Offering").

        WHEREAS, as a condition precedent to undertaking the Firm Commitment Offering, the Underwriter has requested that Investor agree not to sell or otherwise transfer any of the securities of the Company owned by Investor, or issuable upon conversion of the notes or warrants held by Investor, for a period of time.

        NOW THEREFORE, in order to induce the Underwriter to undertake the Firm Commitment Offering, if a registration statement registering the Company's securities is declared effective, Investor agrees not to offer, sell, contract to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any securities of the Company held by such Investor without the prior written consent of the Underwriter for one year from and after the effective date of the Company's registration statement (Registration No. 333-119737) (the "Effective Date"), without the Underwriter's prior written consent. The Underwriter agrees to release 25% of Investor's securities subject to this agreement 180 dats after the Effective Date, provided that the closing price of Company's Common Stock on its principal trading market has equaled or exceeded $9.00 per share for 30 consecutive trading days. Investor further agrees that the Company may impose stop transfer instructions in order to enforce the foregoing covenants.

        Acknowledged and agreed.

"Investor" (if an individual)

Print Name:
(if an entity)
(print entity name)
By:
Name:
Title:

QuickLinks

TRI-S SECURITY CORPORATION MARKET STAND-OFF AGREEMENT